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                ASSIGNMENT AND TRANSFER AGREEMENT

                             FORM OF
                ASSIGNMENT AND TRANSFER AGREEMENT

     ASSIGNMENT AND TRANSFER AGREEMENT dated as of October 8, 1996 between National Canada Finance Corp., with offices at Two First
Union Center, Suite 2020, Charlotte, NC 28282 (the "Assignor") and National Bank of Canada, (the "Assignee").

                     PRELIMINARY STATEMENTS

     1. This ASSIGNMENT AND TRANSFER AGREEMENT (the "Agreement") relates to the Second Amended and Restated Revolving Credit Facility dated as of February 15, 1994, as amended by the letter amendment dated as of August 21, 1995 (as amended thereby and hereby, the "Financing Agreement") by and among

     STANLEY FURNITURE COMPANY, INC., a Delaware corporation (the
"Borrower");

     NATIONAL CANADA FINANCE CORP., a Delaware corporation (the
"Lender"); and

     NATIONAL BANK OF CANADA, the owner of all outstanding capital stock of the lender ("NBC").

All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Financing Agreement.

     2. Subject to the terms and conditions set forth in the Financing Agreement, the Assignor has committed to make Revolving Credit Loans from time to time to the Borrower in the aggregate principal amount outstanding at any time not to exceed Twenty Five Million and NO/100 Dollars ($25,000,000.00).

     3. Revolving Credit Loans made to the Borrower by the Assignor under the Financing Agreement in the approximate aggregate principal amount of $2,502,333.17 (includes Letters of Credit) are outstanding at commencement of business on the date hereof. This Agreement shall become effective prior to any Revolving Credit Loan made on the date hereof.

     4. The Assignor desires to assign irrevocably and sell to Assignee all of the rights of the Assignor under the Financing Agreement in respect of an 100% portion of its Revolving Credit Loan commitment thereunder in an amount equal to $25,000,000.00 (the "Assigned Revolving Credit Loans Commitment"), and the Assignee desires to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms.

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
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     SECTION 1.  Assignment.  The Assignor hereby irrevocably
assigns and sells to the Assignee without recourse to the Assignor, all of the rights of the Assignor under the Financing Agreement in and to the Assigned Revolving Loan Commitment, and the Assignee hereby irrevocably purchases and accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Financing Agreement in and to the Assigned Revolving Credit Loan commitment. Upon the execution and delivery hereof by the Assignor, the Assignee shall, as of commencement of business on the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Financing Agreement and the Loan Documents with a Revolving Credit Loans Commitment in an amount equal to the Assigned Revolving Credit Loans Commitment, with loans in a principal amount equal to the Revolving Credit Loans Commitment and the Loans of the Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and the Assignor released from its obligations under the Financing Agreement and the Loan Document to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 2. Financing Agreement. Each of the Assignor and the Assignee agrees that this Assignment and Assumption Agreement is made in accordance with and subject to the terms of the Financing Agreement, which terms are hereby incorporated by reference herein.

     SECTION 3. Representations and Warranties of Assignee. Assignee represents and warrants that (i) Assignee is legally authorized to enter into this Agreement and (ii) Assignee has received copies of the Financing Agreement and the Loan Documents, such financial statements and such other documents and information as it has requested or deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

     SECTION 4. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any obligor or any other party to any Loan Document, or the validity and enforceability of the obligations of any obligor or any other party to a Loan Document in respect of any other Loan Document. The Assignee acknowledges that it has, such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business affairs and financial conditions of the Borrower and any other parties to the Loan Documents.




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     SECTION 5.  Notices.  Notices hereunder shall be sent to:

                     National Bank of Canada
                     Two First Union Center
                           Suite 2020
                      Charlotte, NC  28282
                     Telephone:(704)372-0783
                      Attn:  Office Manager

     SECTION 6.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their authorized officers as of the date first above written.

ACCEPTED AND AGREED TO:

NATIONAL CANADA FINANCE CORP.      STANLEY FURNITURE COMPANY, INC.
Assignor


By:                                By:

Title:                             Title:


NATIONAL BANK OF CANADA
Assignee


By:

Title:










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